Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1999 and February 26, 1999 included herein this Post-Effective Amendment No. 13 to Registration Statement (File No. 333-01107) on Form N-4 and to the references to our firm under the headings, "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG LLP
                                        -----------------------------------
                                            KPMG LLP




Hartford, Connecticut
April 7, 1999